Exhibit 99.B(d)(xii)(B)

AMENDED AND RESTATED

SCHEDULE A

EFFECTIVE  JANUARY 2, 2018 TO THE

INVESTMENT ADVISORY AGREEMENT DATED NOVEMBER 2, 2010

BETWEEN

FUNDVANTAGE TRUST AND GOTHAM ASSET MANAGEMENT, LLC

Series of FundVantage Trust	Effective Date

Gotham Absolute Return Fund	August 28, 2012

Gotham Enhanced Return Fund	May 30, 2013

Gotham Neutral Fund	August 30, 2013

Gotham Absolute 500 Fund	July 25, 2014

Gotham Enhanced 500 Fund	December 31, 2014

Gotham Total Return Fund	March 30, 2015

Gotham Index Plus Fund	March 30, 2015

Gotham Institutional Value Fund	December 31, 2015

Gotham Hedged Plus Fund	March 30, 2016

Gotham Absolute 500 Core Fund	September 30, 2016

Gotham Enhanced 500 Core Fund	September 30, 2016

Gotham Index Core Fund	September 30, 2016

Gotham Hedged Core Fund	September 30, 2016

Gotham Neutral 500 Fund	September 30, 2016

Gotham Defensive Long Fund	September 30, 2016

Gotham Defensive Long 500 Fund	September 30, 2016

Gotham Enhanced S&P 500 Index Fund	December 30, 2016

Gotham Master Long Fund	May 1, 2017

Gotham Master Neutral Fund	May 1, 2017

Gotham Short Strategies Fund	August 1, 2017

Gotham Index Plus All-Cap Fund	December 27, 2017

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule A to be executed in its name and on its behalf by its duly authorized representative effective as of the 2nd of January, 2018.

FUNDVANTAGE TRUST

By:	/s/Joel L.Weiss
Name:	Joel L. Weiss
Title:	President and Chief Executive Officer

GOTHAM ASSET MANAGEMENT, LLC

By:	/s/ Louis LaRocca
Name:	Louis LaRocca
Title:	General Counsel & CCO

A-1

AMENDED AND RESTATED SCHEDULE B

DATED JANUARY 2, 2018 TO THE

INVESTMENT ADVISORY AGREEMENT DATED NOVEMBER 2, 2010

BETWEEN

FUNDVANTAGE TRUST AND GOTHAM ASSET MANAGEMENT, LLC

Investment Advisory Fee Schedule

Fund	Annual Fee as a Percentage of Fund’s Average Daily Net Assets	Effective Date

Gotham Absolute Return Fund	2.00% (200 basis points)	August 28, 2012

Gotham Enhanced Return Fund	2.00% (200 basis points)	May 30, 2013

Gotham Neutral Fund	2.00% (200 basis points)	August 30, 2013

Gotham Absolute 500 Fund	1.35% (135 basis points)	September 1, 2016

Gotham Enhanced 500 Fund	1.35% (135 basis points)	September 1, 2016

Gotham Index Plus Fund	1.00% (100 basis points)	December 7, 2015

Gotham Total Return Fund	1.00% (100 basis points)*	May 1, 2017

Gotham Institutional Value Fund	0.80% (80 basis points)	December 31, 2015

Gotham Hedged Plus Fund	1.00% (100 basis points)	March 30, 2016

Gotham Absolute 500 Core Fund	1.00% (100 basis points)	September 30, 2016

Gotham Enhanced 500 Core Fund	1.00% (100 basis points)	September 30, 2016

Gotham Index Core Fund	0.70% (70 basis points)	September 30, 2016

Gotham Hedged Core Fund	0.70% (70 basis points)	September 30, 2016

Gotham Neutral 500 Fund	1.35% (135 basis points)	September 30, 2016

Gotham Defensive Long Fund	2.00% (200 basis points)	September 30, 2016

Gotham Defensive Long 500 Fund	1.35% (135 basis points)	September 30, 2016

Gotham Enhanced S&P 500 Index Fund	0.50% (50 basis points)	December 30, 2016

Gotham Master Long Fund	0.75% (75 basis points)*	May 1, 2017

Gotham Master Neutral Fund	0.75% (75 basis points)*	May 1, 2017

Gotham Short Strategies Fund	1.35% (135 basis points)	August 1, 2017

Gotham Index Plus All-Cap Fund	1.00% (100 basis points)	December 27, 2017

* Assets invested in other mutual funds advised by Gotham shall be excluded from the Gotham Total Return Fund, Gotham Master Long Fund, and Gotham Master Neutral Fund’s average daily net assets for purposes of calculating the advisory fee.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule B to be executed in its name and on its behalf by its duly authorized representative as of the 2nd day of January, 2018.

FUNDVANTAGE TRUST

By:	/s/Joel L. Weiss
Name:	Joel L. Weiss
Title:	President and Chief Executive Officer

GOTHAM ASSET MANAGEMENT, LLC

By:	/s/Louis LaRocca
Name:	Louis LaRocca
Title:	General Counsel & CCO

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